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                                                                    Exhibit 5

                               April 29, 1994


Board of Directors
BB&T Financial Corporation
223 West Nash Street
Wilson, North Carolina  27893

Gentlemen:

   This opinion is issued in connection with the Registration Statement of BB&T Financial Corporation ("BB&T Financial ") on Form S-4 ("Registration Statement") filed with the Securities and Exchange Commission on April 29,
1994 relating to the registration of 3,985,703 shares of common stock, par value $2.50 per share, of BB&T Financial ("BB&T Financial Common Stock"). The BB&T Financial Common Stock will be issued in connection with the merger ("Merger") of L.S.B. Bancshares, Inc. of South Carolina ("LSB") with and into BB&T Financial Corporation of South Carolina ("BB&T Financial-SC"), a wholly owned subsidiary of BB&T Financial, in accordance with an Agreement and Plan of Reorganization dated as of December 7, 1993 and a related Plan of Merger dated as of December 7, 1993 between BB&T Financial-SC and LSB.

   I have examined, among other things, the Articles of Incorporation and By-Laws of BB&T Financial, the Registration Statement, the Agreement and Plan of Reorganization and the Plan of Merger, and I am familiar with the proceedings taken by BB&T Financial relating to the Merger. I also have examined such records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

   Based on the foregoing, I am of the opinion that, when the Registration Statement becomes effective in accordance with applicable law, the shares of BB&T Financial Common Stock to be issued in connection with the Merger, when issued pursuant to and in accordance with the terms of the Agreement and Plan of Reorganization and the Plan of Merger, will be validly issued, fully paid and nonassessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Opinions" in the Proxy Statement/Prospectus included in Part I of the Registration Statement.



                                    Very truly yours,


                                    /s/ Jerone C. Herring
                                    ----------------------------
                                    Jerone C. Herring
                                    Vice President and Secretary